                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            We consent to the  incorporation  by reference  in the  Registration
Statements  (Nos.  333-06705,  333-30042  and  333-89096) on Form S-8 and in the
Registration Statement (No. 333-99201) on Form S-3 of our report dated September
9, 2002,  except for Notes 5 and 6, as to which the date is September  27, 2002, for the years ended June 30,  2000,  2001 and 2002,  and to the  addition of our firm under the caption "Experts" in the Prospectus, insofar as it relates to our report on the financial statements for the three years ended June 30, 2002.

                                           /s/ Margolin Winer & Evens LLP
                                           ----------------------------------
                                           Margolin, Winer & Evens LLP

Garden City, New York
September 30, 2002